Exhibit 10.1

AGREEMENT

THIS AGREEMENT, made and entered into this 23rd day of February, 2009, by and between                                    (the “Executive”) and MGP Ingredients, Inc. (the “Company”).

WITNESSETH:

WHEREAS, the Executive is employed by the Company as one of the Company’s principal executives.

WHEREAS, the Company, because of current economic circumstances, has need for additional liquidity by the reduction of expenses, and the Executive is willing to assist the Company in dealing with short-term liquidity issues by agreeing to a short-term base salary adjustment agreement.

NOW, THEREFORE, the parties here to agree as follows:

1.             The Executive agrees that the Executive’s base salary, for the period commencing March 2, 2009, and ending as of June 26, 2009, may be temporarily adjusted by reducing the Executive’s per-pay-period base salary from $                     to $               (the “Adjustment Amount”).

2.             For the period beginning July 1, 2009, the Adjustment Amount shall no longer apply in a temporary reduction of the Executive’s base salary.

3.             The Company shall pay to the Executive in a lump sum the cumulative amount of the Adjustment Amount, less applicable taxes, on June 30, 2009.

This Agreement executed as of the day and year first above written.

NAME
Executive

MGP INGREDIENTS, INC.

By:
Title: CEO, President